UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Portfolio Update

As of December 31, 2018, TriLinc Global Impact Fund (“TriLinc”) had $443.6 million in total financing commitments for business expansion and socioeconomic development through its investment portfolio in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe. The weighted average loan size of the portfolio is $9.3 million with an average duration of 1.89 years. Since TriLinc commenced operations and through December 31, 2018, TriLinc has funded over $1 billion in aggregate investments to 82 borrower companies, including $105.2 million in temporary investments. TriLinc has funded over $339.2 million to 25 borrower companies operating in nine developing economies within Latin America, supporting 16,526 permanent employees; over $446.6 million to 45 borrower companies operating in or trading with 21 developing economies within Sub-Saharan Africa, supporting 18,117 permanent employees; over $153.7 million to 10 borrower companies operating in or trading with four developing economies within Southeast Asia, supporting 793 permanent employees; and over $9.5 million to two borrower companies in two countries within Emerging Europe, supporting 237 permanent employees. Of the aggregate investment amount, TriLinc has received $641 million in full aggregate transaction repayments (61.05% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities.

December Press Release

On January 31, 2019, TriLinc Global Impact Fund, LLC issued a press release to announce its investment activity for December 2018.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

       The following Exhibit is filed as part of this report.

Exhibit 99.1	New Investment Press release of TriLinc Global Impact Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

January 31, 2019	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer